JANUS INTERNATIONAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

Delivered $884.2 Million in Total Revenue in 2025

Generated 2025 Net Income of $53.8 Million, or $0.38 Per Diluted Share,
with Adjusted EPS* of $0.60

Achieved 2025 Adjusted EBITDA* of $168.2 Million, and Adjusted EBITDA Margin* of 19.0%

Introduces Full-year 2026 Revenue Guidance of $940 Million to $980 Million and Adjusted EBITDA Guidance of $165 Million to $185 Million, Reflecting Year-over-year Growth of 8.6% and 4.0% at the Midpoints, Respectively

TEMPLE, GA, March 4, 2026 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading global manufacturer and provider of turnkey self-storage, commercial, and industrial building solutions, today announced financial results for its fiscal fourth quarter and full year ended January 3, 2026.

Fourth Quarter 2025 Highlights

•Revenues of $226.3 million, a 1.9% decrease compared to $230.8 million for the fourth quarter of 2024. Total Self-Storage revenues declined 0.4%, as Commercial and Other revenues decreased 5.0%.

•Net income of $7.1 million, or $0.05 per diluted share, compared to $0.3 million, or $0.00 per diluted share in the fourth quarter of 2024.

•Adjusted Net Income* (defined as net income plus the corresponding tax-adjusted add-backs shown in the Reconciliation of Net Income to Adjusted Net Income tables below) of $15.6 million, increased 15.2% compared to $13.5 million in the fourth quarter of 2024. Adjusted diluted earnings per share was $0.11, a 10.0% increase compared to $0.10 per diluted share in the fourth quarter of 2024.

•Adjusted EBITDA of $37.2 million, a 7.5% increase compared to $34.6 million for the fourth quarter of 2024. Adjusted EBITDA Margin (defined as Adjusted EBITDA divided by Total Revenues) was 16.4%, an increase of approximately 140 basis points from the prior year period.

Full Year 2025 Highlights

•Revenue was $884.2 million, an 8.3% decrease compared to $963.8 million in fiscal 2024 as total Self-Storage revenues were down 9.7%, while Commercial and Other declined 5.1%.

•Net income was $53.8 million, or $0.38 per diluted share, compared to $70.4 million in fiscal 2024, or $0.49 per diluted share in 2024.

•Adjusted Net Income* was $83.4 million, a 20.3% decrease compared to $104.6 million in fiscal 2024. Adjusted diluted earnings per share was $0.60, compared to $0.72 in 2024.

•Adjusted EBITDA* was $168.2 million, a 19.3% decrease compared to $208.5 million for fiscal 2024. As a percent of revenues, Adjusted EBITDA* was 19.0% as compared to 21.6% in fiscal 2024.

•Repurchased approximately 1.9 million shares of common stock for $16.0 million (including commissions and excise taxes). At year end, the Company had $80.5 million of remaining capacity on its share repurchase authorization.
*Non-GAAP measure. See the sections titled “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” for more information about such Non-GAAP financial measure and a reconciliation to the most directly related GAAP financial measure.

Ramey Jackson, Chief Executive Officer, stated, “In a challenging year with macroeconomic concerns and sustained high interest rates impacting our markets, we focused on execution, operating safely, and serving our customers as we worked to stabilize the business. We were pleased with the solid performance in our International business and the continued adoption of our Nokē Smart Entry products, which saw a 25.5% increase in total installed units during the year. We also generated solid free cash flow conversion of adjusted net income and net leverage well within our target range.”

Mr. Jackson continued, “While we continue to face a dynamic operating environment, our strong balance sheet and robust cash generation provide us the foundation to further build upon on our industry leadership position, expand into adjacent markets with attractive fundamentals, and support our future growth. In January, we announced our asset acquisition of Kiwi II Construction, a premier self-storage and pre-engineered buildings provider, and a natural fit within our platform. As we look ahead, our strategic priorities remain intact, and we believe we will be well positioned in the markets we serve when macro conditions improve.”

2026 Financial Outlook

Based on the Company’s current business outlook, Janus is providing initial full year 2026 guidance as follows:

	Range		Year-Over-Year Growth (at the midpoint)
Total Revenue	$940 million	$980 million	8.6%
Inorganic Revenue (included above)	$90 million	$100 million	NA
Adjusted EBITDA (non-GAAP)	$165 million	$185 million	4.0%

The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2026 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and provider of turnkey self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, single- and multi-story steel buildings, building components, relocatable storage units, and facility and door automation technologies. The Janus team operates out of several U.S. and international locations.

Conference Call and Webcast

The Company will host a conference call and webcast to review results and conduct a question-and-answer session on Thursday, March 5, 2026, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-800-579-2543 or 1-785-424-1789, respectively. Upon dialing in, please request to join the Janus International Group Fourth Quarter and Full Year 2025 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1-412-317-6671 (International) with pass code 11160839.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2026 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) risks from tariffs; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (vi) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; (vii) the risk that we will not be able to successfully integrate and develop Kiwi II Construction into our operations; and (viii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Earnings Per Share (EPS), Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt provide useful information to investors and others in understanding and evaluating

Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.

Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA and Inorganic Revenue forward-looking guidance for 2026 included in this communication in reliance on the “unreasonable efforts” exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Due to the forward-looking nature of projected Adjusted EBITDA and Inorganic Revenue, providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company’s control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results and amounts excluded from these non-GAAP measures in future periods could be significant.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted EPS, Free Cash Flow Conversion, Net Leverage Ratio, and Net Debt rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income
(In millions, except share and per share data - Unaudited)

	Three Months Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
REVENUES
Product revenues	$168.4	$182.5	$686.9	$779.4
Service revenues	57.9	48.3	197.3	184.4
Total revenues	$226.3	$230.8	$884.2	$963.8
Product cost of revenues	104.0	109.9	404.5	442.3
Service cost of revenues	40.1	33.7	136.7	123.7
Cost of revenues	$144.1	$143.6	$541.2	$566.0
GROSS PROFIT	$82.2	$87.2	$343.0	$397.8
OPERATING EXPENSES
Selling and marketing	17.2	16.3	68.0	68.1
General and administrative	43.5	48.9	162.8	171.1
Impairment	0.7	9.2	0.7	12.0
Operating expenses	$61.4	$74.4	$231.5	$251.2
INCOME FROM OPERATIONS	$20.8	$12.8	$111.5	$146.6
Interest expense, net	(8.8)	(10.7)	(36.8)	(49.6)
Gain on sale of manufacturing facility	—	5.0	—	5.0
Loss on extinguishment and modification of debt	—	—	—	(1.7)
Other income (expense)	0.6	(0.2)	1.7	—
Other Expense, Net	$(8.2)	$(5.9)	$(35.1)	$(46.3)
INCOME BEFORE TAXES	$12.6	$6.9	$76.4	$100.3
Provision for income taxes	5.5	6.6	22.6	29.9
NET INCOME	$7.1	$0.3	$53.8	$70.4
Other comprehensive income (loss)	$0.4	(2.7)	$2.7	$(0.9)
COMPREHENSIVE INCOME (LOSS)	$7.5	$(2.4)	$56.5	$69.5

Weighted-average shares outstanding, basic and diluted
Basic	138,823,301	140,896,386	139,314,509	144,256,152
Diluted	139,298,560	141,433,812	139,742,684	144,799,100
Net income per share, basic and diluted
Basic	$0.05	$—	$0.39	$0.49
Diluted	$0.05	$—	$0.38	$0.49

Janus International Group, Inc.
Consolidated Balance Sheets
(In millions, except share and per share data - Unaudited)

	January 3, 2026	December 28, 2024
ASSETS
Current Assets
Cash and cash equivalents	$194.4	$149.3
Accounts receivable, less allowance for credit losses of $12.1 and $18.1 as of January 3, 2026 and December 28, 2024, respectively	107.9	136.5
Contract assets	27.6	23.2
Inventories	58.6	53.3
Prepaid expenses	9.5	7.2
Other current assets	23.8	16.0
Total current assets	$421.8	$385.5
Property, plant, and equipment, net	66.2	56.8
Right-of-use assets, net	73.4	59.7
Intangible assets, net	341.1	373.5
Goodwill	383.9	383.1
Deferred tax assets, net	13.3	36.9
Other assets	5.3	5.8
Total assets	$1,305.0	$1,301.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$40.7	$53.9
Contract liabilities	16.7	17.9
Current maturities of long-term debt	6.9	8.8
Accrued expenses and other current liabilities	55.0	56.2
Total current liabilities	$119.3	$136.8
Long-term debt, net	538.8	583.2
Deferred tax liabilities, net	3.1	1.7
Other long-term liabilities	71.3	60.8
Total liabilities	$732.5	$782.5
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 148,439,716 and 147,280,524 shares issued as of January 3, 2026 and December 28, 2024, respectively	$—	$—
Treasury stock, at cost, 9,583,103 and 7,276,549 shares as of January 3, 2026 and December 28, 2024, respectively	(100.4)	(81.4)
Additional paid in capital	315.9	299.7
Accumulated other comprehensive loss	(1.1)	(3.8)
Retained earnings	358.1	304.3
Total stockholders’ equity	$572.5	$518.8
Total liabilities and stockholders’ equity	$1,305.0	$1,301.3

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Year Ended
	January 3, 2026	December 28, 2024
Cash flows provided by operating activities
Net income	$53.8	$70.4
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant, and equipment	12.9	12.0
Noncash lease expense	7.8	7.6
Amortization of intangibles	33.2	32.0
Deferred financing fee amortization	2.6	2.4
Provision for (reversal of) expected losses on accounts receivable	0.4	15.7
Share-based compensation	16.2	10.7
Impairment	0.7	12.0
(Gain) loss on sale of property, plant, and equipment	(0.6)	(5.0)
Deferred income taxes, net	24.9	0.1
Other, net	1.0	(0.7)
Changes in operating assets and liabilities, excluding effects of acquisition
Accounts receivable	28.5	24.2
Contract assets	(3.9)	26.2
Inventories	(5.4)	(4.8)
Prepaid expenses and other current assets	(10.8)	(3.9)
Other assets	0.7	—
Accounts payable	(13.7)	(6.1)
Contract liabilities	(1.8)	(9.1)
Accrued expenses and other current liabilities	(6.3)	(24.6)
Other long-term liabilities	(0.7)	(5.1)
Net cash provided by operating activities	$139.5	$154.0
Cash flows used in investing activities
Purchases of property, plant, and equipment	$(25.5)	$(20.1)
Cash paid for acquisition, net of cash acquired	(0.1)	(59.4)
Proceeds from sale of property, plant, and equipment	—	8.9
Payment for equity method investment	—	(2.5)
Net cash used in investing activities	$(25.6)	$(73.1)
Cash flows used in financing activities
Principal payments on long-term debt	$(47.5)	$(24.9)
Repurchase of common stock	(15.9)	(78.8)
Cash paid for common stock withheld for taxes	(3.1)	(1.7)
Principal payments on finance lease obligations	(2.1)	(1.6)
Excise taxes paid for repurchase of common stock	(0.8)	—
Payments for deferred financing fees	—	(0.2)
Other financing activities	—	4.2
Net cash used in financing activities	$(69.4)	$(103.0)
Effect of exchange rate changes on cash and cash equivalents	$0.6	$(0.3)
Net increase (decrease) in cash	$45.1	$(22.4)
Cash, beginning of fiscal year	$149.3	$171.7
Cash, end of fiscal year	$194.4	$149.3

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions - Unaudited)

	Year Ended
	January 3, 2026	December 28, 2024
Supplemental cash flow information
Interest paid	$39.7	$58.9
Income taxes paid	$7.3	$26.8
Cash paid for operating leases included in operating activities	$10.3	$9.2
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$20.2	$15.9
Right-of-use assets and lease liabilities reduced for terminated leases	$—	$0.5
Right-of-use assets obtained in exchange for finance lease obligations	$1.2	$1.6
RSU shares withheld included in accrued employee taxes	$0.4	$0.1
Excise taxes from common share repurchase included in accrued expenses	$0.1	$0.8
Purchases of property, plant, and equipment in accounts payable	$0.3	$0.2
Financing liability related to completed sale leaseback	$(4.2)	$—

Janus International Group, Inc.
Revenue by Sales Channel
(In millions, except percentages)

	Three Months Ended				Variance
	January 3, 2026	% of Total Sales	December 28, 2024	% of Total Sales	$	%
Self-storage - new construction	$88.9	39.3%	$96.7	41.9%	$(7.8)	(8.1)%
Self-storage - R3	63.9	28.2%	56.7	24.6%	7.2	12.7%
Total self-storage	$152.8	67.5%	$153.4	66.5%	$(0.6)	(0.4)%

Commercial and other	73.5	32.5%	77.4	33.5%	(3.9)	(5.0)%
Total revenues	$226.3	100.0%	$230.8	100.0%	$(4.5)	(1.9)%

	Year Ended				Variance
	January 3, 2026	% of Total Sales	December 28, 2024	% of Total Sales	$	%
Self-storage - new construction	$364.0	41.2%	$416.3	43.2%	$(52.3)	(12.6)%
Self-storage - R3	233.7	26.4%	245.7	25.5%	(12.0)	(4.9)%
Total self-storage	$597.7	67.6%	$662.0	68.7%	$(64.3)	(9.7)%

Commercial and other	286.5	32.4%	301.8	31.3%	(15.3)	(5.1)%
Total revenues	$884.2	100.0%	$963.8	100.0%	$(79.6)	(8.3)%

Reconciliation of GAAP to Non-GAAP Financial Measures

Janus International Group, Inc.
Reconciliation of Net Income to EBITDA* and Adjusted EBITDA*
(In millions, except percentages)

	Three Months Ended		Variance
	January 3, 2026	December 28, 2024	$	%
Net Income	$7.1	$0.3	$6.8	2266.7%
Interest, net	8.8	10.7	(1.9)	(17.8)%
Income taxes	5.5	6.6	(1.1)	(16.7)%
Depreciation	3.8	3.0	0.8	26.7%
Amortization	8.4	8.3	0.1	1.2%
EBITDA*	$33.6	$28.9	$4.7	16.3%
Restructuring charges (income)(1)	1.2	(3.9)	5.1	(130.8)%
Acquisition expense(2)	1.6	0.1	1.5	1500.0%
Impairment(3)	0.7	9.2	(8.5)	(92.4)%
Other	0.1	0.3	(0.2)	(66.7)%
Adjusted EBITDA*	$37.2	$34.6	$2.6	7.5%

	Year Ended		Variance
	January 3, 2026	December 28, 2024	$	%
Net Income	$53.8	$70.4	$(16.6)	(23.6)%
Interest, net	36.8	49.6	(12.8)	(25.8)%
Income taxes	22.6	29.9	(7.3)	(24.4)%
Depreciation	12.9	12.0	0.9	7.5%
Amortization	33.2	32.0	1.2	3.8%
EBITDA*	$159.3	$193.9	$(34.6)	(17.8)%
Restructuring charges (income)(1)	3.5	(2.9)	6.4	(220.7)%
Acquisition expense(2)	4.2	3.5	0.7	20.0%
Impairment(3)	0.7	12.0	(11.3)	(94.2)%
Loss on extinguishment and modification of debt(4)	—	1.7	(1.7)	(100.0)%
Other	0.5	0.3	0.2	66.7%
Adjusted EBITDA*	$168.2	$208.5	$(40.3)	(19.3)%
(1)Restructuring charges consist of the following: 1) facility relocations, 2) severance and hiring costs associated with our strategic transformation, including leadership team changes, and 3) strategic business assessment and transformation projects.
(2)Expenses related to various professional fees, acquisition related compensation, and various acquisition related activities.
(3)Impairment consists of the write down of the ACT Tradename intangible asset and certain customer relationship intangible assets during the year ended January 3, 2026 and the write down of the DBCI Tradename intangible asset during the year ended December 28, 2024, respectively.
(4)Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in April 2024.
*We use measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
The Company has excluded a quantitative reconciliation of Adjusted EBITDA and Inorganic Revenue with respect to the Company’s 2026 guidance in the “2026 Financial Outlook” section under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted Net Income*
(In millions)

	Three Months Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Net Income	$7.1	$0.3	$53.8	$70.4
Net Income Adjustments(1)	3.6	5.7	8.9	14.6
Amortization	8.4	8.3	33.2	32.0
Tax Effect on Net Income Adjustments(2)	(3.5)	(4.2)	(12.5)	(13.9)
Prior Year Adjustments(3)	—	3.4	—	1.5
Non-GAAP Adjusted Net Income*	$15.6	$13.5	$83.4	$104.6
(1)Net Income Adjustments for the three month period ended January 3, 2026 include $1.2 of restructuring charges, $1.6 of acquisition expenses, $0.7 of impairment charges and $0.1 of other expenses. Net Income Adjustments for the year ended January 3, 2026 include $4.2 of acquisition expenses, $3.5 of restructuring charges, $0.7 of impairment charges and $0.5 of other. Refer to the Adjusted EBITDA table above for further details.
(2)The effective tax rates of 29.6% and 29.8% were used for the periods ended January 3, 2026 and December 28, 2024, respectively.
(3)Prior year adjustments for the three months ended December 28, 2024 includes a tax correction of $3.4. For the twelve months ended December 28, 2024 prior year adjustments includes a tax correction of $3.4 partially offset by a reduction in service cost of revenues of $1.9, net of tax.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Adjusted EPS*
(In millions, except share and per share data)

	Three Months Ended		Year Ended
	January 3, 2026	December 28, 2024	January 3, 2026	December 28, 2024
Numerator:
GAAP Net Income	$7.1	$0.3	$53.8	$70.4
Non-GAAP Adjusted Net Income*	$15.6	$13.5	$83.4	$104.6
Denominator:
Weighted average number of shares:
Basic	138,823,301	140,896,386	139,314,509	144,256,152
Adjustment for Dilutive Securities	475,259	537,426	428,175	542,948
Diluted	139,298,560	141,433,812	139,742,684	144,799,100

GAAP Basic EPS	$0.05	$—	$0.39	$0.49
GAAP Diluted EPS	$0.05	$—	$0.38	$0.49
Non-GAAP Adjusted Basic EPS*	$0.11	$0.10	$0.60	$0.73
Non-GAAP Adjusted Diluted EPS*	$0.11	$0.10	$0.60	$0.72
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Free Cash Flow Conversion*
(In millions, except percentages)

	Year Ended
	January 3, 2026	December 28, 2024
Cash flow from Operating Activities	$139.5	$154.0
Less: Purchases of property, plant and equipment	(25.5)	(20.1)
Free Cash Flow*	$114.0	$133.9

Non-GAAP Adjusted Net Income*	$83.4	$104.6

Free Cash Flow Conversion of Non-GAAP Adjusted Net Income*	137%	128%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Non-GAAP Net Leverage Ratio*
(In millions, except ratios)

	Year Ended
	January 3, 2026	December 28, 2024
Note payable - First Lien	$551.0	$598.5
Less: Cash	194.4	149.3
Net Debt*	$356.6	$449.2

Net Income*	$53.8	$70.4
Adjusted EBITDA*	$168.2	$208.5

Long-Term Debt to Net Income	10.2	8.5
Non-GAAP Net Leverage Ratio*	2.1	2.2
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contact

Sara Macioch
Senior Director, Investor Relations
770-562- 6399
IR@janusintl.com

Media Contact

Christine DeBord
Marketing
Marketing@janusintl.com

Source: Janus International Group, Inc.